EXHIBIT 5.1
                                                                     -----------


VEDDER PRICE                          VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C.
                                      222 NORTH LASALLE STREET
                                      CHICAGO, ILLINOIS 60601-1003
                                      312-609-7500
                                      FACSIMILE: 312-609-5005


                                             August 4, 2003


MAF Bancorp, Inc.
55th Street & Holmes Avenue
Clarendon Hills, Illinois  60514

Gentlemen:

         Reference is hereby made to the Registration Statement on Form S-8 (the "Registration Statement") being filed with the Securities and Exchange Commission by MAF Bancorp, Inc., a Delaware corporation (the "Company"), relating to the registration of 20,632 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), that may be issued upon exercise of options previously granted by Fidelity Bancorp, Inc., a Delaware corporation ("Fidelity"), to employees or directors pursuant to the Fidelity Bancorp, Inc. 1993 Stock Incentive Plan and the Fidelity Bancorp, Inc. 1993 Stock Option Plan for Outside Directors (the "Plans"). Fidelity was merged with and into the Company effective July 21, 2003. We have acted as counsel for the Company in connection with this Registration Statement and the merger transaction.

         In connection with our opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Restated Certificate of Incorporation of the Company; (iii) the Amended and Restated Bylaws of the Company; and (iv) such other corporate records, documents and other papers as we deemed necessary to examine for purposes of this opinion. We have assumed the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the genuineness of all signatures.

         Based upon the foregoing, it is our opinion that the 20,632 shares of Common Stock of the Company, when issued in accordance with the terms of the Plans, will be validly issued, fully paid and nonassessable.

         The opinion expressed herein is based on the facts in existence and the laws in effect on the date hereof and is limited to the Federal securities laws and the laws of the State of Illinois currently in effect.

         We hereby consent to the use of this opinion in connection with said Registration Statement and to the references to our firm therein.

                                     Very truly yours,



                                     /s/ VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C.